UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2021

MEDLEY MANAGEMENT INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36638	47-1130638
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Park Avenue

New York, New York 10017

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 759-0777

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	MDLY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 7, 2021, Medley Management Inc. (“MDLY”) received notification from the staff of NYSE Regulation, Inc. (“NYSE Regulation”) that it has determined to commence proceedings to delist MDLY’s Class A common stock (“Class A common stock”). NYSE Regulation determined that MDLY was no longer suitable for listing pursuant to Listed Company Manual Section 802.01D in light of the uncertainty as to the ultimate effect of Medley LLC’s bankruptcy reorganization process on the value of the Class A common stock. Specifically, NYSE Regulation noted that, pursuant to the Chapter 11 Plan of Reorganization and Wind-Down filed by Medley LLC on July 6, 2021, MDLY, as the majority member of Medley LLC, will receive no recovery on its majority ownership interest in Medley LLC and it is unclear what, if any, recovery will apply to Medley LLC’s securities. NYSE Regulation also noted the provision of Listed Company Manual Section 802.01D that applies when an issuer has sold or otherwise disposed of its principal operating assets or has ceased to be an operating company or has discontinued a substantial portion of its operations or business.

Under the NYSE delisting procedures, MDLY has a right to request a review of this determination by a Committee of the Board of Directors of the New York Stock Exchange, provided a written request for such review is filed by July 21, 2021, ten business days after receiving the delisting notice. MDLY is continuing to evaluate whether to appeal the NYSE Regulation determination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDLEY MANAGEMENT INC.
By:	/s/ Richard T. Allorto, Jr.
	Name:	Richard T. Allorto, Jr.
	Title:	Chief Financial Officer

Date: July 13, 2021